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                                                                     Exhibit 5.0
                                                                     -----------

                                  LeClair Ryan
                           A Professional Corporation
                                Attorneys At Law

                      707 EAST MAIN STREET, ELEVENTH FLOOR
                            RICHMOND, VIRGINIA 23219
                                  ___________

                                 (804) 783-2003
                               www.leclairryan.com

                                February 26, 2002

Virginia Financial Group, Inc.
102 S. Main Street
Culpeper, Virginia 22701

Gentlemen:

     We have acted as counsel to Virginia Financial Group, Inc., a Virginia corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), covering 750,000 shares of common stock, $5.00 par value (the "Common Stock"), which have been reserved for issuance under the Company's Stock Incentive Plan (the "Plan").

     We have examined the Registration Statement and such corporate records, certificates and other documents as we deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and Bylaws and all amendments thereto. For purposes of this opinion we have assumed (i) the genuineness of the signatures of and, except with respect to the Company, the authority and legal capacity of individuals signing all documents on behalf of the parties thereto; (ii) the authenticity and accuracy of all documents submitted to us as originals; and (iii) the conformity to original documents of all documents submitted to us as copies or facsimiles.

     Based upon and subject to the foregoing, it is our opinion that the 750,000 shares of Common Stock which are authorized for issuance under the Plan, when issued or sold in accordance with the terms and provisions of the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

     The foregoing assumes that all steps necessary to comply with the registration requirements of the Securities Act of 1933, and with applicable requirements of

ALEXANDRIA . BLACKSBURG . CHARLOTTESVILLE . GLEN ALLEN . RICHMOND . NORFOLK

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February 26, 2002
Page 2

state laws regulating the offer and sale of securities will be duly taken. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                     LeClair Ryan, A Professional Corporation


                                     By: /s/ Scott H. Richter
                                         -----------------------------------
                                             Scott R. Richter
                                             Vice President